EXHIBIT 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other  persons signatory below of a report on Schedule 13G or any amendments thereto, and to the inclusion of this Agreement as an attachment to such filing, with respect to the ownership of securities named in this Schedule 13G.
This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on December 22, 2014.

LAFAYETTE STREET FUND II, L.P.
By: Lafayette Street Fund II Holdings, LLC, its general partner

By:	/s/ George S. Loening
	Name:	George S. Loening
	Title:	Manager
LAFAYETTE STREET FUND II HOLDINGS, LLC
By:	/s/ George S. Loening
	Name:	George S. Loening
	Title:	Manager
SELECT EQUITY GROUP, L.P.

By: Select Equity GP, LLC, its General Partner

By:	/s/ George S. Loening
	Name:	George S. Loening
	Title:	Managing Member
/s/ George S. Loening
George S. Loening, an individual